UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Virginia Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

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102 S. Main Street

P.O. Box 71

Culpeper, Virginia 22701

Dear Fellow Shareholders:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Virginia Financial Group, Inc. The meeting will be held on Tuesday, April 20, 2004, at 10:00 a.m. at the DoubleTree Hotel, 990 Hilton Heights, Charlottesville, Virginia. The accompanying Notice and Proxy Statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

Please complete, sign, date, and return the enclosed proxy card as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. The proxy may be revoked at any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of Virginia Financial Group, Inc. and its affiliated companies.

Sincerely,

/s/ Harry V. Boney, Jr.
Harry V. Boney, Jr.
Chairman of the Board

/s/ O. R. Barham, Jr.
O. R. Barham, Jr.
President & Chief Executive Officer

March 19, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 20, 2004

To Our Shareholders:

The Annual Meeting of Shareholders of Virginia Financial Group, Inc. will be held on Tuesday, April 20, 2004, at 10:00 a.m. at the DoubleTree Hotel, 990 Hilton Heights, Charlottesville, Virginia, for the following purposes:

1.	To elect five (5) directors to serve until the 2007 Annual Meeting of Shareholders, or until their successors are elected and qualified;

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C., as external auditors for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 10, 2004, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

/s/ Fred D. Bowers
Fred D. Bowers
Secretary

March 19, 2004

IMPORTANT NOTICE

Please complete, sign, date, and return the enclosed proxy card in the accompanying postage-paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters which are considered in which event the signed proxies are revoked.

VIRGINIA FINANCIAL GROUP, INC.

102 South Main Street

Post Office Box 71

Culpeper, Virginia 22701

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 20, 2004

GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of Virginia Financial Group, Inc. (the “Company”) for the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, April 20, 2004, at 10:00 a.m. at the DoubleTree Hotel, 990 Hilton Heights, Charlottesville, Virginia, for the purposes set forth in the accompanying Notice of Annual Meeting. The approximate mailing date of this Proxy Statement and accompanying proxy is March 19, 2004.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is exercised by submitting a written notice of revocation or a duly executed proxy bearing a later date to the Company at its office located at 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701. Shareholders also may revoke their proxies by attending the Annual Meeting and voting in person. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to a proposal, the proxy will be voted FOR the director nominees named in proposal 1 and FOR proposal 2, as set forth in the accompanying notice and further described herein.

Voting Rights of Shareholders

Only shareholders of record at the close of business on March 10, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the close of business on the record date, 7,152,885 shares of Company common stock, par value $5.00 per share, were outstanding and entitled to vote at the Annual Meeting. The Company has no other class of stock outstanding.

Each share of Company common stock entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shareholders of the Company are not entitled to cumulative voting rights. The presence, in person or by proxy, of a majority of the votes entitled to be cast will constitute a quorum for the transaction of business at the Annual Meeting.

With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the greatest number of votes cast (even if less than a majority) will be elected directors; therefore, votes withheld will have no effect. The ratification of Yount, Hyde & Barbour, P.C. as the Company’s external auditors requires the affirmative vote of a majority of the shares cast on the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether a proposal has been approved, and therefore have no effect.

Solicitation of Proxies

The expenses of soliciting proxies will be borne by the Company. Proxies are being solicited by mail, and also may be solicited by directors, officers and employees of the Company in person, by telephone, or by mail. Officers, directors and employees of the Company will not receive special compensation for their solicitation activities. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to beneficial owners of Company common stock.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Independence

The Board has determined that each of the current directors standing for re-election, other than Mr. Barham who is President and Chief Executive Officer of the Company, has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and is independent within the meaning of the Company’s independence standards, which reflect the requirements of NASDAQ Stock Market, Inc. for director independence as currently in effect. Furthermore, with the exception of Mr. Boney and Mr. Bowers, the Board has determined that each of the members of each of the Board’s committees has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, and is independent within the meaning of the Company’s director independence standards.

There are no family relationships among any of the Company’s directors or executive officers, and none of the directors serve as a director of any other company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

Board Structure and Committee Composition

The Board currently has 15 directors and five committees consisting of Audit and Compliance, Executive, Governance and Nominating, Personnel and Compensation and Virginia Commonwealth Trust Company. The membership during the last year and the function of each committee are described below. During 2003, the Board held eleven regular meetings. Each director attended at least 75% of the regular Board and committee meetings.

It is the belief of the Board that directors should attend all scheduled Board and committee meetings (in person or by means of an electronic conference arrangement) as well as the annual meetings of shareholders. It is Board policy that directors must attend at least 75% of scheduled meetings to be candidates for nomination to the Board for the next year. The Governance and Nominating Committee may make exceptions to this requirement for extenuating circumstances. Directors are encouraged to attend the annual meetings of shareholders, and ten directors attended the 2003 Annual Meeting of Shareholders.

Name of Director	Audit and Compliance		Governance and Nominating		Personnel and Compensation		Executive		Virginia Commonwealth Trust Company

Lee S. Baker					X

O. R. Barham, Jr.			X				X		X

Benham M. Black			X	*

Harry V. Boney, Jr.			X				X	*	X

Fred D. Bowers					X	*

E. Page Butler			X

Gregory L. Fisher	X	*	X

Taylor E. Gore	X						X

Christopher M. Hallberg					X				X

Jan S. Hoover	X								X

W. Robert Jebson, Jr.	X								X	*

Martin F. Lightsey			X				X		X

P. William Moore, Jr.	X								X

H. Wayne Parrish					X				X

Thomas F. Williams, Jr.			X		X

Number of Meetings in Fiscal 2003	4		8		11		7		6

X	= Committee member; * = Chair

Governance and Nominating Committee

The Governance and Nominating Committee was organized in 2003. Prior to the adoption of the Governance and Nominating Committee charter in November 2003, the committee operated without a written charter. A copy of the Governance and Nominating Committee charter is available on our web site at www.vfgi.net under “Corporate Governance.”

Under its charter, the committee is to consist of not less than three independent board members, who satisfy the independence standards of the Company. Mr. Barham will not serve on this committee after the 2004 Annual Meeting.

Shareholder Nominees

The Governance and Nominating Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for nomination to the Board. The committee identifies director nominees through a combination of referrals, including management, existing Board members and shareholders, and direct solicitations, where warranted. Once a potential candidate has been identified, the committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual for nomination to the entire Board of Directors to stand for election to the Board.

Among the factors that the committee considers when evaluating proposed nominees are their independence, financial literacy, business experience, character, judgment and strategic vision. Other considerations include experience in capital markets and mergers and acquisitions. The committee may request references and additional information from a candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

The committee will consider candidates for directors proposed by shareholders, but only if written notice of a shareholder’s intent to make such nomination is delivered either by personal delivery or mail to the Secretary of the Company no less than 120 days prior to the first anniversary of the initial notice given to shareholders of record for the previous annual meeting. If the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than 90 days nor more than 120 days prior to the date set for such meeting of shareholders.

Each notice of a shareholder’s intention to make nominations shall set forth (a) the name and address of the shareholder who intends to make the nomination, and the name and address of the person to be nominated; (b) a representation that the shareholder is the owner of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) pursuant to the nomination; (d) such other information regarding the nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the written consent of each nominee to serve as a director of the Company if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing requirements; and such consideration will be the same for all board nominees.

The Governance and Nominating Committee received no shareholder recommendations for nomination to the Board of Directors for the 2004 Annual Meeting of Shareholders. To be considered for the 2005 Annual Meeting of Shareholders, the Company’s Secretary at 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701 must receive nominations by November 19, 2004.

Audit and Compliance Committee

The Audit Committee is appointed by the Company’s Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities for the Company’s accounting and financial reporting processes and audits of the financial statements of the Company. The purpose of the committee is to monitor (1) the integrity of the Company’s financial statements, (2) the independence and qualifications of its external auditor, (3) the Company’s compliance with legal and regulatory requirements, (4) the performance of the Company’s internal audit function, (5) the performance of the Company’s external auditors and (6) the Company’s system of internal controls. The committee also prepares the report required by the SEC’s proxy rules, which is included herein. The Board of Directors has determined that Mrs. Hoover, Vice Chairperson of the Audit Committee, is an “audit committee financial expert” as defined by the regulations of the SEC and is independent for audit committee purposes under the rules of the NASDAQ Stock Market, Inc. for director independence as currently in effect.

Personnel and Compensation Committee

The Personnel and Compensation Committee is appointed by the Company’s Board to handle responsibilities with respect to compensation of the Company’s executive officers, senior management and directors. The committee reviews compensation plans, policies and programs of the Company and its affiliates. The committee evaluates and makes recommendations to the Board regarding compensation of the Chief Executive Officer and other executive officers of the Company. The committee evaluates and makes recommendations regarding the compensation of the directors, including their compensation for services on Board committees. The committee also prepares the report required by the SEC’s proxy rules, which is included herein.

Executive Committee

The Executive Committee is appointed by the Company’s Board to handle strategic and operational responsibilities as may be delegated by the Board from time to time.

Communications with the Board

Individuals may communicate with the Board by submitting an email to VFG’s Director of Internal Audit at www.vfgi.net, who reports directly to the Board of Directors. The Director of Internal Audit, at his/her discretion, shall forward communications to a specific committee or to management. A log of communications will be maintained by the Director of Internal Audit, and the log will be reviewed by the Audit Committee of the Board on a regular basis.

Executive Sessions

Executive sessions of non-management independent directors are held at least three times a year. One meeting will be a special executive session meeting, while the other two will convene as part of a regular monthly board meeting. The sessions are scheduled and chaired by the Governance and Nominating Committee. Any non-management director can request that an additional executive session be scheduled.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 10, 2004, about the beneficial ownership of the Company’s common stock of each director, director nominee, certain executive officers and of all directors, director nominees, and executive officers of the Company as a group. To the Company’s knowledge, no shareholder of the Company owns more than 5% of the Company’s outstanding common stock.

Name	Number of Shares Beneficially Owned (1)		Percentage of Common Stock Outstanding
Directors
Lee S. Baker	22,156	(2)	*
O.R. Barham, Jr.	38,767	(3)	*
Benham M. Black	19,432	(4)	*
Harry V. Boney, Jr.	25,042	(5)	*
Fred D. Bowers	9,100	(6)	*
E. Page Butler	25,000	(7)	*
Gregory L. Fisher	2,566		*
Taylor E. Gore	10,183		*
Christopher M. Hallberg	12,106		*
Jan S. Hoover	1,100	(8)	*
W. Robert Jebson, Jr.	8,043	(11)	*
Martin F. Lightsey	1,050		*
P. William Moore, Jr.	8,242	(9)(10)	*
H. Wayne Parrish	11,041		*
Thomas F. Williams, Jr.	18,753	(12)	*

Non-Director Executive Officer
Jeffrey W. Farrar	12,704	(3)	*

All directors and executive officers as a group (16 persons)	225,285		3.2%

*	Represents less than 1% of the total outstanding shares of the Company’s common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or has or shares the power to dispose of or direct the disposition of the security, or has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes 17,192 shares registered in the name of corporations and 1,000 shares registered in Mr. Baker’s spouse’s name, as to which shares Mr. Baker disclaims beneficial ownership.
(3)	Includes 26,394 shares and 10,046 shares for Mr. Barham and Mr. Farrar, respectively, that are subject to presently exercisable options. Also includes 1,496 shares and 520 shares for Mr. Barham and Mr. Farrar, respectively, of restricted stock that vest in equal one-third installments through April 15, 2006.
(4)	Includes 18,318 shares registered in the name of a trustee. Also includes 200 shares registered in Mr. Black’s spouse’s name, as to which shares Mr. Black disclaims beneficial ownership. In addition, Mr. Black is a trustee of P.W. Moore Trust U/A, which owns 2% of the voting common stock and 100% of the nonvoting common stock of Mocomp, Inc. (“Mocomp”), which, in turn, owns 254,672 shares of the Company’s common stock. Mr. Black also is one of five directors of Mocomp. Mr. Black refrains from voting as a Mocomp director on any matter relating to the Company. Mr. Black does not have any ownership interest in P.W. Moore Trust U/A and does not own any shares of Mocomp. Mr. Black disclaims beneficial ownership of the shares of Company common stock held directly by Mocomp and indirectly by P.W. Moore Trust U/A, and none of those shares are reflected in this table.
(5)	Includes 300 shares registered in Mr. Boney’s spouse’s name and 15,500 shares registered in the name of trustees, as to which shares Mr. Boney disclaims beneficial ownership. Also includes 4,268 shares of restricted stock that vest in equal one-third installments through December 2, 2005.

(6)	Includes 8,100 shares registered in Mr. Bowers’ spouse’s name, as to which shares Mr. Bowers disclaims beneficial ownership.
(7)	Includes 1,265 shares that are subject to presently exercisable stock options. Also includes 6,999 shares held in the name of corporations and 434 shares held in Mr. Butler’s spouse’s name.
(8)	Includes 300 shares registered in Ms. Hoover’s child’s name, as to which shares Ms. Hoover disclaims beneficial ownership.
(9)	Includes 800 shares registered in Mr. Moore’s spouse’s name and 3,500 shares registered in the name of Moore Brothers Company Incorporated, of which Mr. Moore is President.
(10)	Mr. Moore is a trustee of P.W. Moore Trust U/A, which owns 2% of the voting common stock and 100% of the nonvoting common stock of Mocomp, Inc. (“Mocomp”), which, in turn, owns 254,672 shares of the Company’s common stock. Mr. Moore also is one of five directors of Mocomp. Mr. Moore refrains from voting as a Mocomp director on any matter relating to the Company. Mr. Moore disclaims beneficial ownership of the shares of Company common stock held directly by Mocomp and indirectly by P.W. Moore Trust U/A, and none of those shares are reflected in this table.
(11)	Includes 753 shares registered in Mr. Jebson’s spouse’s name, as to which shares Mr. Jebson disclaims beneficial ownership.
(12)	Includes 5,004 shares registered in Mr. Williams’ spouse’s name and 571 shares owned by Investors Ten Partnership, as to which shares Mr. Williams disclaims beneficial ownership.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes of directors (Class I, Class II and Class III). The term of office for the Class III directors will expire at the Annual Meeting. The first six persons in the table below, all of whom currently serve as Class III directors of the Company, will be nominated to serve as Class III directors. If elected, the Class III directors will serve for a term of three years until the 2007 Annual Meeting, or until their retirement or successors are duly elected and qualify.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If any of the persons named below is unavailable to serve for any reason, an event that the Board of Directors does not anticipate, proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate. In the alternative, the Board may reduce the size of a class of directors to the number of remaining nominees, if any, for whom the proxies will be voted.

The following table sets forth certain information concerning the nominees for election at the Annual Meeting as directors, as well as certain information about the remaining Class I and Class II directors, who will continue in office after the Annual Meeting until the 2005 and 2006 Annual Meetings, respectively. The Board of Directors recommends that the shareholders vote FOR election of the directors who have been nominated.

NOMINEES FOR RE-ELECTION

CLASS III DIRECTORS

(Term to Expire at 2007 Annual Meeting of Shareholders)

Name of Director	Age and Principal Occupation During Past Five Years

Lee S. Baker	Mr. Baker, 53, is the owner and manager of Staunton Tractor, Inc., Staunton, Virginia. Mr. Baker has served as a director of the Company since 1984. (1)(3)

O. R. Barham, Jr.	Mr. Barham, 53, is President and Chief Executive Officer of the Company. Prior to January 18, 2002, he served as President and Chief Executive Officer of Virginia Commonwealth. He has served as a director of the Company since 1996. (2)

Benham M. Black	Mr. Black, 69, is a partner in the law firm of Black, Noland & Read, P.L.C., Staunton, Virginia. He has served as a director of the Company since 1969. (1)(3)

P. William Moore, Jr.	Mr. Moore, 62, is Chairman of Moore Brothers Co., Inc., a commercial construction company. He has served as a director of the Company since 2001. (3)

Thomas F. Williams, Jr.	Mr. Williams, 65, is a partner in the law firm of Franklin, Williams and Cowan in Fredericksburg, Virginia. He has served as a director of the Company since 1988. (2)

CLASS II DIRECTORS

(Term to Expire at 2006 Annual Meeting of Shareholders)

Name of Director	Age and Principal Occupation During Past Five Years

Harry V. Boney, Jr.	Mr. Boney, 70, is Chairman of the Board of the Company. Mr. Boney previously served as President and Chief Executive Officer of Planters Bank & Trust. He has served as a director of the Company since 1975. (1)(3)

Fred D. Bowers	Mr. Bowers, 67, is Secretary of the Company. Mr. Bowers previously served as Executive Vice President and Chief Financial Officer of Planters Bank & Trust. Mr. Bowers has served as a director of the Company since 2001. (3)

Taylor E. Gore	Mr. Gore, 65, is Vice Chairman and previously served as Executive Vice President and General Manager of Culpeper Farmers’ Co-op, Inc., Culpeper, Virginia. He has served as a director of the Company since 1975. (2)

Jan S. Hoover	Mrs. Hoover, 47, is President and Treasurer of Arehart Associates, Ltd., an accounting services and financial consulting company. She has served as a director of the Company since 1995. (3)

W. Robert Jebson, Jr.	Mr. Jebson, 70, is the President of Environmental Systems Service, Ltd., an environmental services company located in Culpeper, Virginia. He has served as a director of the Company since 1990. (2)

H. Wayne Parrish	Mr. Parrish, 60, is owner of Parrish Appraisal Service located in Fredericksburg, Virginia. Mr. Parrish has served as a director of the Company since 1988. (2)

CLASS I DIRECTORS

(Serving until 2005 Annual Meeting of Shareholders)

Name of Director	Age and Principal Occupation During Past Five Years

E. Page Butler	Mr. Butler, 56, is the President of Butler Construction of Va., Inc., a commercial construction company located in Spotsylvania, Virginia. He has served as a director of the Company since 1996. (2)

Gregory L. Fisher	Mr. Fisher, 54, is the President of Eddins Ford, Inc., an automobile dealership in Madison, Virginia. He has served as a director of the Company since 1992. (2)

Christopher M. Hallberg	Mr. Hallberg, 54, is the owner of Hallberg and O’Malley Financial Group, Inc., a financial services advisory firm located in Fredericksburg, Virginia. He has served as a director of the Company since 1988. (2)

Martin F. Lightsey	Mr. Lightsey, 61, is the Chairman of the Board of Specialty Blades, Inc., a specialty blades manufacturer in Staunton, Virginia. He has served as a director of the Company since 1995. (3)

(1)	Includes term as a director of Planters Bank & Trust Company of Virginia before it formed Virginia Financial Corporation in 1997 as a one-bank holding company.
(2)	Includes term as a director of Virginia Commonwealth Financial Corporation (“Virginia Commonwealth”) before it became Virginia Financial Group, Inc. on January 18, 2002.
(3)	Includes term as a director of Virginia Financial Corporation (“Virginia Financial”) before it became Virginia Financial Group, Inc. on January 18, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s equity securities. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that its officers and directors complied with all filing requirements under Section 16(a) during 2003.

Securities Authorized For Issuance under Equity Compensation Plans

The following table sets forth information as of December 31, 2003 with respect to certain compensation plans under which equity securities of the Company are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by shareholders (1)	79,008	$20.33	670,992	(1)

Equity compensation plans not approved by shareholders	-0-	-0-	-0-
Total	79,008	$20.33	670,992	(1)

(1)	Company Stock Incentive Plan.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation. The following table shows the cash compensation earned by Harry V. Boney, Jr., Chairman of the Board, Mr. O. R. Barham, Jr., President and Chief Executive Officer of the Company, and Mr. Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer of the Company, during 2003, 2002, and 2001. During 2003, no other executive officer of the Company received compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus		Other Annual (1) Compensation	Restricted Stock Awards($)(2)		Securities Underlying Options(#)(3)	All Other Compensation (4)
O.R. Barham, Jr. President/Chief Executive Officer	2003 2002 2001	$265,000 250,000 190,000		$89,900 74,500 15,168	— — —		$23,841 33,948 —	5,444 7,100 —	$22,390 12,500 9,500

Harry V. Boney, Jr. Chairman of the Board	2003 2002 2001	$90,000 90,000 176,129	$	— — 16,278	— — —	$	— 209,986 —	— —	$2,492 8,459 17,739

Jeffrey W. Farrar Executive Vice President/CFO	2003 2002 2001	$138,000 130,000 100,000		$42,250 37,664 8,158	— — —		$8,282 11,808 —	1,890 2,500 —	$4,861 2,651 2,055

(1)	The amount of compensation in the form of perquisites or other personal benefits properly categorized in this column according to the disclosure rules adopted by the Securities and Exchange Commission did not exceed the reporting thresholds in any of the three years reported.
(2)	Based on the closing price of the Company’s common stock on December 31, 2003, Mr. Barham held 1,496 shares of Company restricted stock, having an aggregate value of $53,138, Mr. Boney held 4,268 shares of restricted stock, having an aggregate value of $151,600, and Mr. Farrar held 520 shares of Company restricted stock having an aggregate value of $18,470. All restricted shares of the Company’s common stock are entitled to dividends at the same rate as unrestricted shares of the Company’s common stock.
(3)	Issued under the Company’s Stock Incentive Plan.
(4)	Amounts disclosed in this column include payment of Company’s contributions under the 401(k) plan and officers deferred compensation plans. In 2003, the Company made a 401(k) matching contribution of $9,140, $2,492 and $4,861 on behalf of Messrs. Barham, Boney and Farrar, respectively, and a contribution of $13,250 to Mr. Barham’s deferred compensation plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)

O.R. Barham, Jr.	5,444	46%	$29.58	4/15/2013	$133,062	$337,204

Harry V. Boney, Jr.	—	—	—	—	—	—

Jeffrey W. Farrar	1,890	16%	$29.58	4/15/2013	$48,853	$118,734

(1)	Options vest in one-fifth installments commencing on April 15, 2004.

FISCAL YEAR-END OPTION VALUES

Name	Number of Securities Underlying Unexercised Options at 12/31/03 (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12/31/03 ($) Exercisable/ Unexercisable

O.R. Barham, Jr.	15,270/11,124	$299,127/$47,787

Harry V. Boney, Jr.	—	—

Jeffrey W. Farrar	6,156/3,890	$122,810/$15,307

Employment Agreements

The Company has employment agreements with Messrs. Barham, Boney and Farrar, which are for three-year terms and thereafter automatically renew for one-year terms unless terminated, except for Mr. Boney’s agreement, which expires in 2004. Each of the contracts provides base pay, opportunities for Messrs. Barham and Farrar to earn incentive bonuses based on performance criteria set by the Board, annual incentive stock options or restricted stock awards, health insurance and other benefits, such as a car or vehicle allowance, country club dues, and reimbursement for costs of attending professional meetings. Mr. Boney’s contract is based on the assumption that, as Chairman, he will work no more than 20 hours per week on average. Under these agreements, if the Company terminates the employee without cause or the employee terminates his employment for good reason (as defined in the contracts), the Company is obligated to pay the employee’s annual base salary and maintain the employee’s welfare benefits for an additional 18 months and all unvested stock option and other stock awards will become fully vested. These employment agreements also provide for three years continued employment in the event of a change in control (as defined in the agreement) of the Company. If, however, following a change in control, the Company terminates the employee without cause or the employee terminates his employment for good reason, the Company is obligated to maintain the employee’s welfare benefits for an additional 36 months and to pay the employee a lump-sum cash payment equaling 2.99 times his combined annual base salary at the time of termination and his highest annual bonus during the two most recently completed years (limited, however, to the maximum amount, if any, which can be paid without any of the payments being excess parachute payments under Internal Revenue Code section 280G).

Retirement Benefits

Effective January 18, 2002, Virginia Commonwealth merged with and into Virginia Financial under the new name Virginia Financial Group, Inc. (the “Merger”). Prior to the Merger, Virginia Commonwealth and Virginia Financial and several of their affiliates each maintained various tax qualified and non-qualified employee benefit plans for their employees. Except as otherwise noted below, all plans described below have been combined to cover employees from both former companies.

For former Virginia Commonwealth employees, the Company has a noncontributory pension plan (the “Retirement Plan”) which conforms to the Employee Retirement Income Security Act of 1974 (“ERISA”). The amount of benefits payable under the plan is determined by an employee’s period of credited service. The amount of normal retirement benefit will be determined based on a pension equity credit formula. The employee receives credits based on average compensation, age and years of service. The plan provides for early retirement for participants with five years of credited service and the attainment of age 55. A participant who terminates employment with two or more years of credited service will be entitled to a benefit. The benefits are payable in single or joint/survivor annuities, as well as a lump sum payment upon retirement or separation of service. Effective June 30, 2002, the participation in the Retirement Plan was frozen so that no new employees will be added as participants.

The following table shows the estimated annual benefits payable under the Retirement Plan upon retirement based on the specified remuneration and years of credited service classifications, assuming continuation of the present plan and retirement at age 65 (normal retirement date):

PENSION PLAN TABLE

Average Compensation	Years of Service
	10	15	20	25
$10,000	$1,264	$1,669	$1,973	$2,200
25,000	3,160	4,173	4,933	5,500
50,000	6,320	8,346	9,866	11,000
75,000	9,480	12,520	14,799	16,500
100,000	12,640	16,693	19,732	22,000
125,000	15,800	20,866	24,665	27,500
150,000	18,960	25,039	29,598	32,999
175,000	22,120	29,212	34,531	38,499
200,000 and above	25,280	33,385	39,464	43,999

Compensation is limited to $200,000 in 2003 by the Internal Revenue Code. The estimated annual benefit payable under the Retirement Plan upon retirement is $32,617 and $26,639 and for Messrs. Barham and Farrar, respectively, with Mr. Barham credited with 24 years of service, and Mr. Farrar credited with 31 years of service.

The Company has a 401(k) Plan which covers substantially all employees. The plan’s primary purpose is to allow employees to save for retirement on a pre-tax basis. The plan provides for matching contributions by the Company equal to 100% of the first 3% of pay and 50% of the next 2% of pay contributed as salary reduction contributions by an employee. The plan also provides for discretionary basic contributions to be made by the Company to be allocated to eligible participants who are not active participants in the Retirement Plan and for discretionary additional contributions to be made by the Company to be allocated to all eligible participants, with each such contribution allocated to participant accounts in proportion to the covered participants’ relative compensation.

The Company has a Stock Incentive Plan under which options for the purchase of the Company’s stock, stock appreciation rights and restricted stock may be granted to key employees and directors of either former company. The plan has reserved for issuance 750,000 shares of the Company’s common stock. The plan requires that options be granted at an exercise price equal to 100% of the fair market value of the common stock on the date of grant.

Virginia Commonwealth maintained an Employee Stock Ownership Plan (“ESOP”) under section 4975(e)(7) of the Internal Revenue Code. Funds contributed by Virginia Commonwealth to the plan were allocated to participants using the ratio that the compensation of each participant bears to the total compensation of all the participants. Effective October 17, 2002, the ESOP was terminated, and participants received distributions in 2003.

The Company has a Non-Qualified Directors Deferred Compensation Plan. This plan allows for the deferral of pre-tax income associated with payment of director fees. Directors may elect to defer all or a portion of their annual directors fees under this plan. If so elected, monthly board fees are contributed directly to a trust with various investment options, and are held until such time as the director is entitled to receive a distribution.

The Company has a Non-Qualified Executive Deferred Compensation Plan for key employees. Pursuant to the plan, the President and select employees of the Company or its affiliates may defer receipt of a certain amount of pre-tax income and cash incentive compensation, for a period of not less than three years or until retirement, subject to termination of employment or certain other events, including an imminent change in control as defined in the plan. The Company may elect to make matching contributions from time to time at the Board’s discretion.

The Company’s Virginia Heartland Bank affiliate has supplemental retirement agreements with the bank’s former Chairman and President which provide benefits payable over fifteen years.

The Company has an Executive Incentive Plan under which key employees are eligible to receive incentive awards directly related to affiliate and Company profitability and budget performance. Compensation under the plan is calculated under pre-determined guidelines set by the Company’s Board of Directors.

Compensation of Directors

During 2003, non-employee directors of the Company received a monthly fee of $1,000, and an additional $500 for each monthly Board meeting they attended. All directors received a fee of $200 for each committee meeting held, and an additional fee of $400 for attendance at such meeting. If a committee meeting was held on the same day as the monthly Board meeting, directors receive a committee meeting fee of $200 and an additional $300 for attendance at such meeting.

Interest of Management and Board in Certain Transactions

As of December 31, 2003, borrowings from the Company and its affiliates by all policy-making officers, directors, their immediate families, and affiliated companies in which they are shareholders amounted to approximately $11.7 million. This amount represented 9.7% of the total equity capital and .8% of the total assets of the Company as of December 31, 2003. These loans were made in the ordinary course of the Company’s business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve greater than normal risks of collectibility. The Company expects to have similar banking transactions with directors, officers, principal shareholders and their associates in the future.

During the year 2003, the Company paid $90,000 for legal services to the firm of Black, Noland and Read, P.L.C., of which Mr. Black is a partner. In addition, the Company paid $57,000 to Mr. Parrish for appraisal services he provided.

Compensation Committee Interlocks and Insider Participation

No member of the Board’s Personnel and Compensation Committee serves as an officer or employee of the Company or any of its affiliates. No member of the Board’s Personnel and Compensation Committee has participated in the Company’s employee benefit plans, or was at any time within one year prior to his appointment eligible to participate in such plans. During 2003, the Company paid $7,000 for legal services to the firm of Franklin, Williams and Cowan, of which Mr. Williams is a partner.

Compensation Committee Report on Executive Compensation

Compensation Philosophy

The general philosophy of the Personnel and Compensation Committee is to provide executive compensation that will enhance shareholder value, including annual compensation, consisting of salary and bonus awards, and long-term compensation, consisting of stock options and other equity based compensation. To this end, the committee designs compensation plans and incentives to tie executive compensation to the Company’s performance and link the financial interests of the Company’s executive officers to the interests of its shareholders, to encourage support of the Company’s long-term goals, to attract and retain talented leadership and to encourage significant ownership of the Company’s common stock by executive officers.

In making decisions affecting executive compensation, the committee reviews the nature and scope of the executive officer’s responsibilities as well as his or her effectiveness in supporting the Company’s long-term goals. The committee also considers the compensation practices of other bank holding companies. Based upon these and other factors it considers relevant, and in light of the Company’s overall long-term performance, the committee has considered it appropriate, and in the best interest of the shareholders, to set the overall executive compensation slightly above the average of companies in the comparison group to enable the Company to continue to attract, retain and motivate the highest level of executive personnel.

There are two primary types of compensation provided to the Company’s executive officers:

•	Annual compensation, which includes base salary, intended to provide a stable annual salary at a level consistent with individual contributions, and annual performance bonuses intended to link officers’ compensation to the Company’s performance.

•	Long-term compensation, which includes stock or other equity based compensation and long-term incentive awards intended to encourage actions that maximize shareholder value.

Annual Compensation

Base Salary

Consistent with its stated philosophy, the committee aims to position base salaries for the Company’s executive officers annually at levels that are slightly higher than the industry, with consideration of the performance of the Company, individual performance of each executive and the executive’s scope of responsibility in relation to other officers and key executives within the Company. In selected cases, other factors may also be considered.

Annual Incentive Bonuses

The Company’s Executive Incentive Plan provides for the payment of cash bonuses based on the Company’s performance in relation to predetermined objectives and individual executive performance for the year then ended. Prior to the beginning of the fiscal year, the committee establishes performance objectives related to the Company’s earnings, balance sheet growth and efficiency. Based on the Company’s performance during 2003, compared with these objectives, $132,150 was paid under the Executive Incentive Plan.

Long-term Compensation

The committee is committed to long-term incentive programs for executives that promote the long-term growth of the Company. The committee believes that management employees should be rewarded with a proprietary interest in the Company for continued long-term performance and to attract, motivate and retain qualified and capable executives.

Equity Based Compensation

The committee grants to executive officers options to purchase shares of the Company’s common stock under the Company’s Stock Incentive Plan adopted by the Company and its shareholders in 2002. In 2003, the committee granted options to Company executives to purchase an aggregate of 7,334 shares of the Company’s common stock. These options were granted at an exercise price equal to the fair market value of the common stock on the date of grant, become exercisable in five cumulative annual installments commencing one year after the date of grant and expire ten years from the date of grant.

Compensation of Chief Executive Officer

During 2003, the Company’s Chief Executive Officer received a base salary of $265,000, which represents a 6% increase over the annual base salary paid to him in 2002.

The Company’s Chief Executive Officer is eligible to participate in all of the Company’s long-term incentive programs. During 2003, the Chief Executive Officer received stock options to purchase 5,444 shares of the Company’s common stock as shown on the Summary Compensation Table. In addition, the Chief Executive Officer received a restricted share award consisting of 806 shares that vest in three equal installments commencing one year after the date of grant. The Summary Compensation Table includes additional information regarding the other compensation and benefits paid to the Company’s Chief Executive Officer.

The undersigned members of the Personnel and Compensation Committee have submitted this Report to the Board of Directors.

Fred D. Bowers, Chair

Lee S. Baker

Christopher M. Hallberg

H. Wayne Parrish, Vice Chair

Thomas F. Williams, Jr.

PRINCIPAL AUDITOR FEES AND SERVICES

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Yount, Hyde & Barbour, P.C. for the audit of the Company’s annual financial statements for the years ended December 31, 2003 and 2002, and fees billed for other services rendered by Yount, Hyde & Barbour, P.C during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

Year Ended December 31	2002	2003

Audit Fees	$82,165	$76,775

Audit Related Fees(1)	50,208	55,095

Tax Fees(2)	4,000	4,000

All Other Fees	—	—

Total	$136,373	$135,870

(1)	Audit Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of VFG’s financial statements. This category includes fees related to the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefit plans, due diligence related to mergers, acquisitions, and investments, additional revenue and license compliance procedures related to performance of the review or audit of VFG’s financial statements, and accounting consultations regarding the application of GAAP to proposed transactions.
(2)	Tax Fees consist of the aggregate fees billed for professional services rendered by Yount, Hyde & Barbour, P.C. for tax compliance, tax advice, and tax planning.

Audit and Compliance Committee Pre-Approval Policy

The Audit and Compliance Committee is responsible for the appointment, compensation and oversight of the work performed by the Company’s independent auditor. The Audit and Compliance Committee, or a designated member of the committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent auditor in order to assure that the provisions of such services does not impair the auditor’s independence. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit and Compliance Committee at its next scheduled meeting. The Audit and Compliance Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Audit and Compliance Committee Report

The Audit and Compliance Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Virginia Financial Group, Inc.’s financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, and risk assessment and risk management. The committee manages Virginia Financial Group, Inc.’s relationship with its independent auditors (who report directly to the Audit and Compliance Committee). The committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the committee deems necessary to carry out its duties and receive appropriate funding, as determined by the committee, from Virginia Financial Group Inc. for such advice and assistance. All members of the Audit and Compliance Committee satisfy the independence and financial literacy requirements for audit committee membership of the NASDAQ Stock Market, Inc.

The Audit and Compliance Committee operates pursuant to a written charter adopted by the Board of Directors. The committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The full text of the Audit and Compliance Committee Charter is attached to this proxy statement as Appendix A.

The management of Virginia Financial Group, Inc. has primary responsibility for the Company’s financial reporting process and for preparing the Company’s financial statements. Yount, Hyde and Barbour, P.C., independent auditors of Virginia Financial Group, Inc., are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities for 2003, the Audit and Compliance Committee hereby reports as follows:

1.	The committee has reviewed and discussed the audited financial statements with the management of Virginia Financial Group, Inc.

2.	The committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3.	The committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, “Independence Discussions with Audit Committee”) and has discussed with the independent auditors the independent auditors’ independence.

4.	Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit and Compliance Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Virginia Financial Group, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC.

The undersigned members of the Audit and Compliance Committee have submitted this Report to the Board of Directors.

Gregory L. Fisher, Chair

Jan S. Hoover, Vice Chair

Taylor E. Gore

W. Robert Jebson, Jr.

P. William Moore, Jr.

STOCK PERFORMANCE GRAPH

The following graph compares the Company’s shareholder return with the return of certain indices for the period beginning January 1, 1999 and ending December 31, 2003.

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Virginia Financial Group, Inc.	100.00	129.93	105.39	86.81	119.40	145.91
S&P 500	100.00	121.11	110.34	97.32	75.75	97.40
NASDAQ—Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL $1B-$5B Bank Index	100.00	91.91	104.29	126.72	146.28	198.92

Shares of the Company’s common stock traded on the OTC Bulletin Board during 1996-2001, and thus were not traded on a national or regional exchange. Trading was generally the result of private negotiation. Accordingly, this graph is not necessarily indicative of how the Company’s common stock would have performed if it had traded on an exchange for the entire period. On January 22, 2002, the Company’s common stock began trading on the NASDAQ National Market, and currently trades under the trading symbol VFGI.

There can be no assurance that the Company’s stock performance in the future will continue with the same or similar trends depicted in the graph above.

PROPOSAL TWO

RATIFICATION OF SELECTION OF EXTERNAL AUDITORS

The Audit and Compliance Committee has appointed Yount, Hyde & Barbour, P.C., as the external auditors for the Company for the fiscal year ending December 31, 2004. Yount, Hyde & Barbour, P.C. rendered audit services to the Company during 2003. These services consisted primarily of the examination and audit of the Company’s financial statements, tax reporting assistance, and other audit and accounting matters. Representatives of Yount, Hyde & Barbour, and P.C. are expected to attend the Annual Meeting and will have the opportunity to make a statement and to answer questions if they desire to do so. The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P.C.

2005 ANNUAL MEETING OF SHAREHOLDERS

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2005 Annual Meeting, the proposal must be in proper form and must be received by the Company’s Secretary at its office at 102 South Main Street, P.O. Box 71, Culpeper, Virginia 22701 on or before November 19, 2004.

In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal by February 1, 2005, in writing delivered to the Company’s Secretary.

ANNUAL REPORTS TO SHAREHOLDERS

The Company’s Annual Report to Shareholders for the year ended December 31, 2003, which includes the Company’s audited financial statements prepared in conformity with generally accepted accounting principles, is included herein. A copy of the Company’s Annual Report on Form 10-K filed with the SEC will be sent, without charge, to any shareholder upon written request to: Lee M. Kerns, Administrative Assistant, at 102 South Main Street, P. O. Box 71, Culpeper, Virginia 22701.

Copies of the Company’s Annual Report on Form 10-K may also be obtained without charge from the Company’s web site at www.vfgi.net.

OTHER MATTERS

Management knows of no other business to be brought before the Annual Meeting. Should any other business be properly presented for action at the meeting, the shares represented by the enclosed proxy will be voted by the persons named therein in accordance with their best judgment and in the best interests of the Company.

Appendix A

VIRGINIA FINANCIAL GROUP, INC.

Audit Committee of the Board of Directors

Charter

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors of Virginia Financial Group, Inc. (the “Company”) to assist the Board of Directors in fulfilling its oversight responsibilities for the Company’s accounting and financial reporting processes and audits of the financial statements of the Company. The purpose of the Committee is to monitor (1) the integrity of the Company’s financial statements, (2) the independence and qualifications of its external auditor, (3) the Company’s compliance with legal and regulatory requirements, (4) the performance of the Company’s internal audit function, (5) the performance of the Company’s external auditors and (6) the Company’s system of internal controls. The Committee will also prepare the report required by the SEC’s proxy rules to be included in the Company’s annual proxy statement.

AUTHORITY

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to (1) appoint, compensate, retain and directly oversee the work of the Company’s external auditor, (2) resolve any disagreements between management and the auditor regarding financial reporting, (3) pre-approve all audit services and permitted non-audit services performed by the Company’s external audit firm, (4) retain independent counsel, accountants, or others to advise the Committee or assist in the conduction of an investigation, (5) seek any information it requires from employees – all of whom are directed to cooperate with the Committee’s requests – or external parties, (6) meet with Company officers, external auditors, or outside counsel, as necessary, and (7) form and delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full Committee at its next scheduled meeting.

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any advisors employed by the Committee.

COMPOSITION

The Committee will consist of at least three members of the Board of Directors. All Committee members will be independent directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a familiarity with basic financial and accounting practices. Committee members may enhance their familiarity with finance and accounting practices by participating in educational programs approved by the Board of Directors. At least one Committee member shall satisfy the definition of, and be designated as, a “financial expert” as defined by applicable legislation and regulation.

Members of the Committee shall be elected by the Board of Directors at the annual organizational meeting of the

Board. Committee vacancies that may occur in interim periods between organizational meetings will also be filled by Board of Director election. Unless a Committee Chairman is elected by the Board of Directors, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

No Committee member shall simultaneously serve on the Audit Committees of more than two other public companies.

MEETINGS

The Committee will meet at least four (4) times per year, with authority to convene additional meetings as circumstances require. All Committee members are expected to attend each meeting, in person or via tele-conference or video-conference. The Committee will invite members of Company management, external auditors, internal auditors, or others to attend meetings and provide pertinent information as necessary. The Committee will periodically meet separately with Company management, external auditors and internal auditors.

Each regular Audit Committee meeting will include an executive session.

Meeting agendas will be prepared and provided in advance to members along with appropriate briefing materials. Minutes of the meetings will be kept by a member of the Committee or a person designated by the Committee.

RESPONSIBILITIES

The Committee will carry out the following responsibilities:

•	External/Independent Auditors

Assume sole responsibility for the appointment, compensation, retention and evaluation of the work of any external/independent accounting firm engaged to audit or review the Company’s financial reports, audit the Company’s report on internal control, and perform any allowable non-audit service. This responsibility will include nominating the external auditor to be proposed for shareholder approval in any proxy statement. The external auditors will report directly to the Committee.

At least annually, obtain and review a report by the Company’s external/independent auditor that describes: (1) the auditor’s internal quality control procedures, (2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, and any steps taken to deal with any such issues, and (3) all relationships between the external auditor and the Company.

Obtain from the external auditors information regarding the auditors’ compliance with applicable independence requirements, including auditor rotation rules, scope of service rules, and audit partner compensation rules. Based on information received in these reports, and on other information obtained by the Committee, including discussions with the external auditor, Company management, and the Company’s internal auditors, the Committee will evaluate the auditor’s qualifications, performance and independence. The Committee’s conclusions in this regard will be reported to the full Board of Directors of the Company.

Pre-approve non-audit services to be performed by the external auditors. The Committee may delegate to one or more Committee members the responsibility to approve such services, provided that timely reports are made to the full Committee. In addition, the Committee may establish pre-approved categories of services.

Review with the external auditors any audit problems or difficulties and Company management’s response. The Committee is responsible for resolving any differences between management and the external auditors regarding accounting and auditing issues.

Receive reports directly from the external/independent auditors. At least annually, these reports will include: (1) audit staffing and supervision, and scope of audit, (2) critical accounting policies and practices, alternative accounting treatments, the reasons for selecting such policies, and their impact on the fairness of the Company’s financial statements, (3) significant estimates made by management in the preparation of financial reports, (4) the nature and content of communications between auditors and Company management, (5) off-balance sheet transactions, joint ventures, contingent liabilities, or derivative transactions, and their impact on the fairness of financial statements, (6) auditor proposed adjustments, both those recorded by Company management and those not recorded by Company management, (7) difficulties encountered with Company management during the audit, (8) disagreements with Company management regarding accounting and reporting issues, (9) material legal matters that may impact the financial statements, and (10) the external auditor’s opinion on the overall fairness of the financial statements.

Keep a written record of all communications with the external auditors. The Committee may request that the auditors put their comments in writing. The Committee will receive a complete report from the auditors on the above noted matters prior to the completion of the annual audit. In addition, the Committee will maintain regular communications with the auditors on these topics in connection with quarterly reports, and other financial reports issued by the Company.

Establish policies concerning the Company’s hiring of employees or former employees of the external auditor, as required by law and applicable listing standards.

On a regular basis, discuss with the external auditor the need to meet separately to review any matters that the Committee or auditor believes should be discussed privately.

•	Financial Statements/Reports

Discuss the annual audited financial statements and quarterly financial statements, and any off-balance sheet structures, with Company management and the external auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

Review analyses prepared by Company management and/or the external auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and any complex or unusual transactions.

Review significant accounting and reporting issues and understand their impact on the financial statements, including the effect of regulatory and accounting initiatives and any significant changes in the Company’s selection or application of accounting principles.

Review with Company management and the external auditors the results of the independent audit, including any difficulties encountered, any restrictions on the scope of the external auditor’s activities or access to requested information, and any significant disagreements with management.

Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves Company management or other employees who have a significant role in the Company’s internal controls.

Review with Company management and the external auditor all matters required to be communicated to the Committee under generally accepted auditing standards, including matters required to be discussed by Statement on Auditing Standards No. 61 relating to conduct of the audit.

Discuss with Company management the Company’s earnings press releases, including the use of “pro-forma” or “adjusted’ non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies.

•	Internal Audit

Act as the direct reporting entity for the Company’s internal auditors from a functional perspective.

Review and approve the organization, staffing, and budget of the internal audit function and hire and appoint the internal audit supervisor.

Discuss with Company management and the internal audit supervisor the budget, charter, plans, scope, activities, staffing and organizational structure of the internal audit function.

Review and approve reports prepared by the internal auditors, including recommendations made by the internal auditors to Company management.

Insure that there are no unjustified restrictions or limitations placed by Company management upon the internal auditor(s)’ scope of activities or access to information.

Review the effectiveness of the internal audit function and the internal audit staff qualifications, and recommend any changes thereto.

On a regular basis, meet separately with the internal audit supervisor to discuss any matters that the Committee or internal auditor believes should be discussed privately.

•	Internal Controls and Risk Management

Consider the effectiveness of the Company’s internal control systems, including information technology security and control.

Gain an understanding of the scope of internal and external auditors’ reviews of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with Company management’s responses.

Meet with Company management to review the Company’s major financial risk exposures and the steps that Company management has taken to monitor and control such exposures, including any Company risk assessment and risk management programs.

•	Compliance

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of Company management’s follow-up and correction of any instances of non-compliance.

Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Review the findings of any examinations by regulatory agencies and any auditor observations.

Review the process for communicating the Code of Ethical Conduct to Company personnel and for monitoring compliance to the Code.

Obtain regular updates from management and Company legal counsel regarding compliance matters and legal matters that may have a significant impact on the financial statements or the Company’s compliance policies.

•	Reporting Responsibilities

Regularly report to the Board of Directors regarding Committee activities and issues with respect to the quality or integrity of the Company’s financial statements, compliance with legal or regulatory requirements, performance and independence of the Company’s independent auditors, and performance of the internal audit function.

Provide an open avenue of communication between internal audit, the external auditors, and the Board of Directors.

Report annually to the Company’s shareholders, describing the Committee’s composition, responsibilities and how they were discharged, and any other information required by law or rule, including approval of non-audit services.

Review any other reports the Company issues that relate to Committee responsibilities.

•	Other Responsibilities

Perform other activities related to this Charter as requested by the Board of Directors.

Institute and oversee special investigations as needed.

Review and assess the adequacy of the Audit Committee Charter annually, requesting Board of Director approval for proposed changes, and insure appropriate disclosure as may be required by law or regulation.

Confirm annually that all responsibilities outlined in this Charter have been adhered to and completed.

Evaluate the Committee’s and individual members’ performance at least annually.

☒ Please mark your votes

as in this example.

FORM OF REVOCABLE PROXY

VIRGINIA FINANCIAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

April 20, 2004

This Proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Virginia Financial Group, Inc. (the Company) hereby appoints the Governance and Nominating Committee as proxy with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of the Company standing in the name of the undersigned as of March 10, 2004, at the Annual Meeting of Shareholders to be held Monday, April 20, 2004, at 10:00 a.m. at the DoubleTree Hotel, 990 Hilton Heights, Charlottesville, Virginia, or any adjournments thereof, on each of the following matters:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees and FOR approval of Proposal Two. If any other matter shall be brought before the meeting, the shares represented by this proxy will be voted in the discretion of the proxy agents.

(Continued and to be signed on Reverse Side)

Annual Meeting of Shareholders

VIRGINIA FINANCIAL GROUP, INC.

April 20, 2004

Please Detach and Mail in the Envelope Provided

1. To elect five (5) Class III directors to serve until the 2007 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.

Nominees:

Lee S. Baker

O. R. Barham, Jr.

Benham M. Black

P. William Moore, Jr.

Thomas F. Williams, Jr.

☐ FOR all nominees	☐ WITHHELD from all nominees	☐ FOR all nominees EXCEPT

(Instruction: To withhold authority to vote for any individual nominee, mark “For All Nominees Except” and write that nominee’s name on the space provided below.)

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2. To ratify the appointment of Yount, Hyde & Barbour, P.C., as external auditors for the fiscal year ending December 31, 2004.

☐ FOR    ☐ AGAINST    ☐ ABSTAIN

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Signature                                                                                                                Dated:                                     , 2004

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

☐ Please check this box if you plan to attend the meeting.

PLEASE ACT PROMPTLY

SIGN, DATE AND MAIL YOUR PROXY CARD TODAY